                                                                       EXHIBIT 4

                                SONIC SOLUTIONS
                   PRIVATE SECURITIES SUBSCRIPTION AGREEMENT
                   -----------------------------------------

     THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") is made as of March 31, 1998, by and between Sonic Solutions, a California corporation ("Sonic Solutions" or the "Company"), and Hambrecht & Quist Guaranty Finance, LLC, a California limited liability company (the "Investor"), in connection with the sale by the Company to the Investor in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of Series C Preferred Stock (the "Preferred Stock"), convertible into shares of common stock of the Company (the "Common Stock").

     THE PARTIES AGREE AS FOLLOWS:

     1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (i) Sonic Solutions and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act; and

          (ii) Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the Company will issue and sell to the Investor at the Closing (as defined in Section 7 hereof), and the Investor will purchase from the Company 461,538 shares of Preferred Stock (the "Shares") convertible into Common Stock in accordance with the terms set forth in the Certificate of Determination attached as Exhibit A to this Agreement, for
                                                ---------
an aggregate purchase price of U.S. $1,500,000 (the "Purchase Price") payable at the Closing by cancellation of the Company's indebtedness to the Investor in an amount equal to the amount of the Purchase Price (the "Cancellation of Indebtedness").

     2. INVESTOR'S REPRESENTATIONS AND AGREEMENTS. The Investor represents, warrants and agrees as follows:

          (i) The Investor understands that the Preferred Stock and the Common Stock issuable upon conversion and exercise thereof (together the "Securities") have not been registered under the Securities Act or any other applicable securities law, and, accordingly, none of the Securities may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law;

          (ii) The Investor is a "sophisticated investor" as described in Rule 506(b)(2)(ii) of Regulation D, and an "accredited investor" within the meaning of Rule 501 of Regulation D. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to bear such risk for an indefinite period. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk;

          (iii) The Investor is not subscribing for the Preferred Stock as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio;

          (iv) The Investor has received all information requested with respect to an investment in the Securities, including but not limited to Sonic Solutions' latest Form 10-K, all Forms 10-Q and 8-K filed thereafter, (but prior to the date hereof), and the Proxy Statement for its latest fiscal year (collectively, the "Public Documents"). In addition, the Investor has had a reasonable opportunity to ask questions of and receive answers from Sonic Solutions concerning Sonic Solutions and the offering of the Preferred Stock;

          (v) The Investor is acquiring the Preferred Stock for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, except pursuant to an effective registration statement under the Securities Act covering the sale, assignment or transfer of the Securities or an exemption from the registration requirements of the Securities Act and applicable state securities laws;

          (vi) The Investor is acquiring the Preferred Stock for its own account and has full power to make the acknowledgments, representations and agreements as described in this Section 2;

          (vii) The Investor agrees to offer, sell or otherwise transfer any Securities in conformity with the prospectus delivery requirements, if any, of the Securities Act, and with the restrictions on transfer set forth on the certificate(s) evidencing the Securities pursuant to Section 4(b);

          (viii) The Investor acknowledges that Sonic Solutions and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if, prior to the Closing, any of such acknowledgments, representations and agreements made by the Investor are no longer accurate, the Investor will promptly notify Sonic Solutions;

          (ix) This Agreement has been duly authorized, validly executed, and delivered on behalf of the Investor and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (x) There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Investor, threatened against the Investor which would materially and adversely affect the Investor or the performance of its obligations hereunder; and

          (xi) So long as any shares of Preferred Stock are outstanding, the Investor shall comply at all times with the provisions of Section 9 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and the rules promulgated thereunder with respect to transactions involving securities of the Company.

     3. COMPANY'S REPRESENTATIONS AND AGREEMENTS. Except as set forth in the Schedule of Exceptions attached as Exhibit 3 hereto, Sonic Solutions represents,
                                   ---------
warrants and agrees as follows:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where failure to so qualify would have a Material Adverse Effect upon this financing, the Company's performance of its obligations under this Agreement and the related agreements, or upon the business, financial condition or results of operations of the Company (a "Material Adverse Effect"). Sonic Solutions has only one subsidiary:
Sonic Solutions International, which is organized under the laws of the U.S. Virgin Islands, as a foreign sales corporation. All of the outstanding capital stock of Sonic Solutions International is owned by Sonic Solutions;

          (ii) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 8,272,070 shares were issued and outstanding as of March 18, 1998, and 10,000,000 shares of Preferred Stock, none of which were issued and outstanding prior to the Closing. The Company has reserved: (A) 461,538 shares of Preferred Stock for issuance pursuant to the terms of this Agreement; (B) 461,538 shares of Common Stock for issuance upon conversion of the Preferred Stock and 1,522,000 shares of Common Stock for issuance pursuant to the Private Equity Line of Credit Agreement between Kingsbridge Capital Limited and the Company dated as of December 31, 1997; and
(C) 2,090,000 shares of Common Stock for issuance under the Company's 1989 Employee Stock Option Plan. Except as disclosed in footnotes 7 and 8 to the audited financial statements of the Company included in the annual report on Form 10-K for the year ended March 31, 1997 and not more than 500,000 options granted in the ordinary course of business and with purchase prices equal to fair market value of such Common Stock on the date of grant; and warrants to purchase 130,100 shares of Common Stock surrendered by Hambrecht & Quist in exchange for 40,266 shares of Common Stock, there are no outstanding rights of first refusal, preemptive rights or other rights, warrants, options, conversion privileges, subscriptions, or other rights or agreements, either directly or indirectly, to purchase or otherwise acquire or issue any equity securities of the Company.

          (iii) The Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, and governmental authorizations to conduct its business as described in the Public Documents. The expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals, or governmental authorizations would not have a Material Adverse Effect. The Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company regarding trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other infringement which would reasonably be expected to have a Material Adverse Effect;

          (iv) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business with such exceptions as would not have a Material Adverse Effect;

          (v) The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has a Material Adverse Effect, nor is the Company party to any contract or agreement which has a Material Adverse Effect;

          (vi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specified authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any discrepancies;

          (vii) The Company has filed all material federal, state, local and foreign income tax returns which have been required to be filed and have paid all material taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the Company's financial statements;

          (viii) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, all of which insurance is in full force and effect;

          (ix) The Company has the requisite corporate power and authority to enter into this Agreement and all related agreements and to consummate the transactions contemplated by this Agreement and all related agreements;

          (x) The Company is and, at the Closing will be, eligible to register securities for resale with the SEC under Form S-3;

          (xi) This Agreement and all related agreements have been duly authorized, validly executed and delivered by the Company, and are valid and binding agreements, and are enforceable against the Company in accordance with their terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (xii) There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company which would materially and adversely affect the Company or the performance of its obligations hereunder;

          (xiii) Since the last day of the period covered in the Company's last report on Form 10-K, filed with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiary. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law, nor does the Company or its subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings;

          (xiv) The execution and delivery of this Agreement and related agreements and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement and related agreements do not and will not conflict with, result in a breach by the Company of any of the terms or provisions of, or constitute a default under the articles of incorporation (or charter) or bylaws of the Company, or any material indenture, mortgage, deed of trust or other material agreement or instrument to which Sonic Solutions is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets;

          (xv) No authorization, approval, consent, license, exemption from or filing or registration with any federal, state or local governmental or regulatory body of the United States is legally required for the issuance and sale of the Shares as contemplated by this Agreement, except for the filing of the Certificate of Determination with the California Secretary of State;

          (xvi) The Securities will be issued in compliance with all applicable federal and state securities laws;

          (xvii) The Securities, when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, encumbrances, charges, or adverse claims of any nature whatsoever, and will not subject the holders thereof to personal liability by reason of being such holders;

          (xviii) Sonic Solutions has not conducted any general solicitation or general advertising (as defined in Regulation D) with respect to any of the transactions or securities contemplated hereby;

          (xix) Neither Sonic Solutions, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions;

          (xx) Sonic Solutions has filed all reports required to be filed by it under all applicable securities laws for the three years preceding the date hereof or such shorter period as Sonic Solutions was required by law to file such material on a timely basis or received an extension and completed all filings within the time period granted by such extension. As of their respective dates, such documents complied in all material respects with the requirements of all applicable securities laws. When filed, none of the documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made. The Company's financial statements included with the above referenced filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specifically indicated in such financial statements of the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end adjustments in the case of unaudited statements;

          (xxi) No class of equity securities is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution, or otherwise;

          (xxii) The Company has not in the two years prior to the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market and to the knowledge of the Company no such notice is threatened;

          (xxiii) There are no preemptive rights of any shareholder of Sonic Solutions with respect to the Common Stock; and

          (xxiv) Neither Sonic Solutions nor any of its subsidiaries (i) is in default under or in violation of any indenture, loan, credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not have or result in a Material Adverse Effect.

          (xxv) All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Investor pursuant to this Agreement and otherwise in connection with the transaction contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purposes that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

     4.   RESTRICTED SECURITIES.

          (a)  Registration or Exemption Required.  The Preferred Shares are
               ----------------------------------
being been issued in a transaction exempt from the registration requirements of the Act in reliance upon the provisions of Section 4(2) promulgated by the sec under the Securities Act. The shares of Preferred Stock and the underlying Common Stock may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

          (b)  Legend.  The Preferred Stock and the underlying shares of Common
               ------
Stock shall bear the following legend, until and unless (a) the SEC has declared effective a registration statement registering such securities for resale without restriction, (b) the holder of such securities provides Sonic Solutions with an opinion of counsel reasonably acceptable to Sonic Solutions to the effect that a public sale or a transfer of such security may be made without registration under the Securities Act, or (c) such holder has provided Sonic Solutions with reasonable assurances that such security can be sold free of any volume limitations pursuant to Rule 144 under the Securities Act or a successor thereto:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN SONIC SOLUTIONS AND THE INVESTOR NAMED THEREIN DATED MARCH 31, 1998, A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

     Upon conversion of the Preferred Stock, Sonic Solutions shall issue a Common Stock certificate without such legend to the holder of such shares if one or more of the conditions described in this Section (b) are satisfied.

     5.   COVENANTS.

          (i) Each party shall use its reasonable best efforts timely to satisfy each of the conditions to Closing to be satisfied by it as provided in this Agreement.

          (ii) Sonic Solutions shall have authorized and reserved for the purpose of issuance pursuant to the conversion of the Preferred Stock 461,538 shares of Common Stock.

          (iii) Within 15 days after the Closing, Sonic Solutions shall have secured the listing of the underlying Common Stock upon the Nasdaq National Market and shall maintain such listing until the later of such time as all shares of the Common Stock issuable upon conversion of the Preferred Stock shall be freely tradable or the Investor no longer holds any shares of Preferred Stock or Common Stock received through conversion thereof.

          (iv) The Company shall give prompt written notice to the Investor, and the Investor shall give prompt written notice to the Company of (i) any breach of any representation, warranty or other agreement related to the transaction contemplated herein as well as any events or occurrences arising after the date hereof which could reasonably be likely to cause any representation, warranty of other agreement to be incorrect or breached or (ii) any notice or claim that the consummation of the transaction contemplated herein violates or would violate any other agreements, obligations, contracts, or responsibilities. Neither the Company nor any Investor shall take any action that is intended to make any representation or warranty of the Company or such Investor inaccurate in any respect except as is consented to in writing by the other party.

          (v) Sonic Solutions will issue one or more certificates representing the Preferred Stock in the name of the Investor in such denominations to be specified by the Investor prior to Closing. The Preferred Stock will bear the restrictive legend specified in Section 4 of this Agreement. Sonic Solutions further agrees that no instructions other than these instructions and stop transfer instructions to give effect to Section 2(i) hereof will be given to the transfer agent and also agrees that the Securities shall otherwise be transferable on the books and records of Sonic Solutions as and to the extent provided in this Agreement, subject to compliance with federal and state securities laws. As soon as practicable after the date hereof, but prior to Closing, Sonic Solutions agrees to furnish new instructions to the transfer agent instructing them to issue the Common Stock without a legend so long as such Common Stock is registered under the Securities Act.

The Company shall immediately notify the transfer agent of the effectiveness or suspension of a registration statement registering the Common Stock for resale. Nothing in this Section shall affect in any way the Investor's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

          (vi) The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the General Instructions I to Form S-3.

          (vii) The Company shall have complied with and be effective under the securities laws of the State of California and any other applicable states as necessary to offer and sell the Preferred Stock to the Investor.

     6. CLOSING. Certificates evidencing the Preferred Stock shall be delivered to the Investor and the Cancellation of Indebtedness shall be delivered to Sonic Solutions at the offices of Heller Ehrman White & McAuliffe at 2500 Sand Hill Road, Menlo Park, California 94025-7063 at 10 a.m. California time on March 31, 1998 (the Closing") or at such other time to be mutually agreed.

     7. CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE. The obligation of the Investor hereunder to purchase the Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

          (i) The Company shall have executed the Registration Rights Agreement in substantially the form of Exhibit B hereto, and delivered the same
                                       ---------
to the Investor;

          (ii) The Certificate of Determination shall have been filed with the Secretary of State of the State of California, and a copy thereof certified by such Secretary of State shall have been delivered to the Investor;

          (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market and trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, Inc.;

          (iv) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and to such other matters as may be reasonably requested by the Investor;

          (v) The Investor shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investor and in substantially the form of Exhibit C attached hereto;
     ---------

          (vi) The Company shall have executed and delivered to the Investor the stock certificates (in such denominations as the Investor shall request) for the shares of Preferred Stock being purchased by the Investor at the Closing;

          (vii) The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 461,538 shares of Common Stock;

          (viii) The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in California issued by the Secretary of State of such state as of a date within 15 days of the Closing;

          (viii) The Company shall have delivered to the Investor a secretary's certificate certifying as to (a) the resolutions, (b) the articles of incorporation of the Company, and (c) bylaws of the Company, each as in effect at the Closing;

          (ix) The Board of Directors of the Company shall have adopted resolutions in a form reasonably acceptable to the Investor;

          (x) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

     8. CONDITIONS TO CLOSING OF SONIC SOLUTIONS. The obligation of Sonic Solutions to sell and issue the Preferred Stock at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

          (i) Delivery of the Purchase Price by way of delivery to the Company of the Cancellation of Indebtedness in a form satisfactory to Sonic Solutions;

          (ii) The Investor shall have executed the Registration Rights Agreement in substantially the form of Exhibit B hereto and shall have delivered
                                       ---------
the same to Sonic Solutions; and

          (iii) The Certificate of Determination shall have been filed with the Secretary of State of the State of California.

     9. EXPENSES. Sonic Solutions shall bear its own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby, and reimburse Investor for its out-of-pocket expenses, including legal fees, with respect to this Agreement and the transactions contemplated thereby in an amount not to exceed $5,000.

     10. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions governing conflict of laws.

     11. NOTICE. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be
(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours (ending not earlier than 5:00 p.m. local time) where such notice is to be received, or the first business day following such delivery (if delivered other than on a business day during normal business hours (ending not earlier than 5:00 p.m. local time) where such notice is to be received, or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     if to Sonic Solutions:
     ---------------------
     A. Clay Leighton
          Chief Financial Officer
          Sonic Solutions
          101 Rowland Way

          Novato, CA  94945
          Fax No.  (415) 893-8008

          with a copy to:
          --------------
     August J. Moretti, Esq.
     (shall not constitute notice)
     Heller Ehrman White & McAuliffe
          2500 Sand Hill Road
          Menlo Park, CA  94025-7063
          Fax No.  (650) 234-4299

     if to the Investor:
     -------------------

     Andrew W. Kahn
     Hambrecht & Quist Guaranty Finance, LLC
     One Bush Street
     San Francisco, CA  95104
     Fax No. 415 439-3804

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

     12. REMEDIES. In the event of a breach or threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach or thratened breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all other rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     14. HEADINGS. The Headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     15. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     16. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement which may be executed in multiple counterparts, each of which may be executed by less than all of the parties, shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     17. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provisions hereof be enforced by, any other person.

     18. SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 3 and 2, respectively, the agreements and covenants set forth in Sections 4, 5, and 6 and Sections 10 through 20, shall survive the Closing. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     19. PUBLICITY. The Company and one representative selected by the Investor shall have the right to review before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior review of any Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the representative selected by the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     20. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.



HAMBRECHT & QUIST                   SONIC SOLUTIONS
GUARANTY FINANCE, LLC


By: /s/ Andrew W. Kahn              By: /s/ Robert J. Doris
   --------------------                ----------------------------------------
  Andrew W. Kahn                      Robert J. Doris
  Manager                             President and Chief Executive Officer

                    EXHIBIT A - CERTIFICATE OF DETERMINATION
                    ----------------------------------------

                        CERTIFICATE OF DETERMINATION OF
                          SERIES C PREFERRED STOCK OF
                                SONIC SOLUTIONS
                                ---------------

     1. The undersigned, Robert J. Doris and Mary C. Sauer, hereby certify that:

     2. They are the duly elected and President and Secretary, respectively, of Sonic Solutions, a California corporation (the "Corporation").

     3. The Corporation hereby designates four hundred sixty-one thousand five hundred thirty-eight (461,538) shares of Series C Preferred Stock (the "Series C Preferred Stock").

     4. None of the shares of Series C Preferred Stock have been issued, and none of the shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Series A and Series B Preferred") were issued and outstanding as of the date hereof.

     5. Pursuant to authority given by the Corporation's Restated Articles of Incorporation (the "Restated Articles of Incorporation"), the Board of Directors of the Corporation (the "Board of Directors") has duly adopted the following recitals and resolutions:

     WHEREAS, the Restated Articles of Incorporation provide for a class of shares known as Preferred Shares (the "Preferred Shares"), issuable from time to time in one or more series;

     WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Restated Articles of Incorporation to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Shares, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

     WHEREAS, the Corporation has not issued any shares of Series C Preferred Stock and the Board of Directors desires to determine the rights, preferences, privileges and restrictions relating to the Series C Preferred Stock, and the number of shares constituting said Series and the designation of said Series.

     NOW, THEREFORE, BE IT

     RESOLVED: That the President and the Secretary of this Corporation are each authorized to execute, verify and file a certificate of determination of preferences with respect to the Series C Preferred Stock in accordance with the laws of the

     State of California.

     RESOLVED FURTHER: That the Board of Directors hereby determines the rights, preferences, privileges and restrictions relating to the Series C Preferred Stock shall be as set forth below:

     "Four hundred sixty-one thousand five hundred thirty-eight (461,538) of the authorized shares of the Preferred Stock, none of which have been issued or are outstanding, are hereby designated "Series C Preferred Stock" (the "Series C Preferred Stock").

     The rights, preferences, privileges, restrictions and other matters relating to the Series C Preferred Stock are as follows:

     1.   Dividend Rights.  The holders of Series C Preferred Stock shall be
          ---------------
entitled to receive in any fiscal year when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions in cash per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, reclassifications or the like with respect to such shares) at the annual rate of (i) $0.13 for the fiscal year from April 1, 1998 through March 31, 1999; (ii) $0.195 for the fiscal year from April 1, 1999 through March 31, 2000; (iii) $0.26 for the fiscal year from April 1, 2000 through March 31, 2001; (iv) $0.325 for the fiscal year from April 1, 2001 through March 31, 2002; (v) $0.39 for the fiscal year from April 1, 2002 through March 31, 2003, and for each fiscal year thereafter until such shares have been converted into Common Stock of the Corporation (the "Common Stock") or redeemed by the Corporation as provided in Section 5 hereunder. Such distributions shall be payable quarterly in arrears for each calendar quarter of each fiscal year at the applicable rate for such fiscal year. Distributions may be declared or paid upon shares of Common Stock in any fiscal year only if distributions shall have been paid or declared and set apart upon all shares of Series C Preferred Stock at such applicable annual rate for each quarter of such fiscal year including the quarter in which such distributions on Common Stock are declared. The right to such distributions on Series C Preferred Stock, if not declared and paid, shall accrue and be cumulative.

     2.   Voting Rights.  Except as otherwise provided herein or by law, each
          -------------
holder of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

     3.   Liquidation, Dissolution or Winding Up.  In the event of any
          --------------------------------------
liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (a "Liquidation Event") the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of Series A and Series B Preferred and of the Common Stock by reason of their ownership thereof, the amount of $3.25 per share (as adjusted for any stock dividends, combinations, splits, reclassifications or the like with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series C Preferred Stock then held by them (the "Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the holders of the Series C Preferred Stock the full Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock in proportion to the number of shares of Series C Preferred Stock held by each such holder. After payment has been made to the holders of the Series C Preferred Stock of the Liquidation Preference, the holders of the Common Stock shall be entitled to receive the remaining assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder. For the purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation Event and shall entitle the holders of Series C Preferred Stock to receive upon such Liquidation Event, payment of the Liquidation Preference.

     4.   Conversion Rights. Subject to the redemption rights of the Corporation
          -----------------
as set forth in Section 5 below, each holder of Series C Preferred Stock may, at any time, upon surrender of the certificates therefor, convert each share of Series C Preferred Stock (and all accrued and unpaid dividends thereon) held by such holder into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference for each share of Series C Preferred Stock by the Conversion Rate applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the "Conversion Rate") shall initially be $3.25 per share of Common Stock. Such initial Conversion Rate shall be adjusted as hereinafter provided.

     5.   Redemption Rights of the Corporation.
          ------------------------------------

          (a) At any time after the issuance of Series C Preferred Stock, the Corporation may elect to redeem the whole or any part of the Series C Preferred Stock (the "Corporation Redemption"), for cash at a price per share equal to the Liquidation Preference (the "Redemption Price"); provided, however, that the closing price of the Corporation's Common Stock, as reported by Bloomberg, L.P., for each of the twenty consecutive trading days immediately preceding the date on which the Corporation delivers a notice of redemption (a "Notice of Redemption") is equal to or more than $5.00 per share. A Notice of Redemption shall be mailed by overnight courier not earlier than ten nor later than 30 days prior to the redemption date indicated in the Notice of Redemption (the "Redemption Date") to the holders of record of such Series C Preferred Stock, addressed to each such holder at the holder's address appearing on the records of the Corporation. The Notice of Redemption shall set forth the number of shares of Series C Preferred Stock which the Corporation intends to redeem, the Redemption Date, the Redemption Price and the place at which shareholders may obtain payment upon surrender of their certificates.

               (i)   Mechanics of  Corporation Redemption.  If the Corporation
                     ------------------------------------
elects to limit the number of Series C Preferred Stock which it will redeem under a Notice of Redemption, the Corporation shall allocate for redemption from each holder of Series C Preferred Stock a number of shares equal to such holder's pro-rata amount (based on the number of Series C Preferred Stock held by such holder on the Redemption Date relative to the total number of Series C Preferred Stock outstanding on such date). The Corporation may terminate a Notice of Redemption at any time with respect to Series C Preferred Stock which have not been submitted for conversion by delivering written notice of such termination to each holder of Series C Preferred Stock by facsimile and overnight courier at least one business day prior to the Redemption Date.

               (ii)  Payment of Redemption Price.  The Corporation shall pay the
                     ---------------------------
applicable Redemption Price to the holder of the Series C Preferred Stock being redeemed in cash on the Redemption Date (if the shares have not been submitted for conversion).

          (b) Notwithstanding the fact that said shares have been called for redemption, the holders of such shares shall have the right to convert said shares in accordance with Section 4 above. This right to convert shall terminate at the close of business on the day prior to the Redemption Date.

     6.   Adjustment of Conversion Rate.  The number of and kind of securities
          -----------------------------
to which the holder of Preferred Stock is entitled upon conversion shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances.  If the
               ----------------------------------------------
Corporation shall at any time after the date hereof but prior to the expiration of the Preferred Stock subdivide its outstanding securities as to which rights under this Agreement exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which rights under this Agreement exist, the number of shares of Common Stock as to which the Preferred Stock holder is entitled upon conversion as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

          (b)  Stock Dividend.  If at any time after the date hereof the
               --------------
Corporation declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock to which the Preferred Stock holder is entitled upon conversion shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all Common Stock Equivalents) of Common Stock as a result of such dividend.

          (c)  Other Distributions.  If at any time after the date hereof the
               -------------------
Corporation distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any securities (other than the Corporation's own Common Stock or Common Stock Equivalents), any evidence of indebtedness or any of its assets, then, in any such case, the Preferred Stock holder shall be entitled to receive, upon conversion of the Preferred Stock, with respect to each share of Common Stock issuable upon such conversion the amount of evidences of indebtedness or other securities or assets (excluding cash and the Corporation's own Common Stock or Common Stock Equivalents) which such Preferred Stock Holder would have been entitled to receive as a result of the happening of such event with respect to each such share of Common Stock the Preferred Stock holder would have held had all the outstanding Preferred Shares still held by such holder been converted immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution.

          (d)  Merger, Consolidation, etc.  If at any time after the date hereof
               ---------------------------
there shall be a merger or consolidation of the Corporation with or into, or a transfer of all or substantially all of the assets of the Corporation to, another entity (a "Consolidation Event"), then the Preferred Stock holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective the number of shares or other securities or property of or cash or other consideration from the Corporation or of the successor corporation resulting from such merger or consolidation, to which such Preferred Stock Holder would have been entitled to receive as a result of the happening of such event with respect to each such shares of Common Stock as the Preferred Stock holder would have held had all the outstanding Preferred Shares still held by such holder been converted immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Corporation shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Preferred Stock holder such shares of stock and/or securities as the Preferred Stock holder is entitled to receive had the Preferred Stock been converted in accordance with the foregoing.

          (e)  Reclassification, Etc.  If at any time after the date hereof
               ----------------------
there shall be a reclassification of any securities as to which purchase rights under this Certificate exist, into the same or a different number of securities of any other class or classes, then the Preferred Stock holder shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares or other securities or property or cash or other consideration resulting from such reorganization or reclassification, which would have been received by the Preferred Stock holder for the shares of stock subject to this Certificate had the Preferred Stock at such time been converted.

          (f)  Adjustments: Additional Shares, Securities or Assets.  In the
               ----------------------------------------------------
event that at any time, as a result of an adjustment made pursuant to this
Section 6, the Preferred Stock holder shall become entitled to receive shares and/or other securities or assets other than Common Stock then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

          (g)  Notice of Adjustments; Notices.  Whenever the number of shares of
               ------------------------------
Common Stock due upon conversion shall be adjusted pursuant to this Section 6, the Corporation shall execute and deliver to the Preferred Stock holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the number of shares Common Stock due upon conversion after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Preferred Stock holder.

          (h)  Conversion Rate Adjustment.  In the event that the Corporation
               --------------------------
issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued to employees, directors or consultants pursuant to the Corporation's stock option or stock purchase plans or shares issued upon exercise of options, warrants or rights outstanding on March 31,
1998) at an effective purchase price of less than $3.00 per share (a "Reduced Purchase Price"), then upon each such case of a sale or issuance at a Reduced Purchase Price (a "Reduced Purchase Price Sale") the Corporation shall give the record holders of the Series C Preferred Stock written notice (a "Notice") of the sale amount of such sale or issuance (the "Sale Amount") and the Reduced Purchase Price for such sale or issuance. Within 5 business days of the date the holder received the applicable Notice the holders of Series C Preferred Stock shall be entitled, but not required, to convert an aggregate number of shares of Series C Preferred Stock which on the date of the Notice have an aggregate Liquidation Preference equal to the Sale Amount (the "Number of Reduced Price Shares"), and each such holder shall be entitled, but not required, to convert a fraction of the Number of Reduced Price Shares, the numerator of such fraction which is the amount of Series C Preferred Stock then held by such holder and the denominator of such fraction which is the total amount of Series C Preferred Stock then outstanding. The Conversion Rate for such conversion shall be equal to the Reduced Purchase Price. In the event that a holder of Series C Preferred Stock fails to convert all or part of that portion of the Series C Preferred Stock which such holder is entitled to convert at the Reduced Purchase Price and within the time period alloted in this Section 6(h), then such holder shall be entitled to convert the remaining portion of Series C Preferred Stock held (including that portion which the holder failed to convert at the Reduced Purchase Price) at the original Conversion Rate set forth in Section 4 above. Notwithstanding the prior sentence, any portion of Series C Preferred Stock that a holder of Series C Preferred Stock fails to convert at the Reduced Purchase Price within the time period alloted in this Section 6(h), shall be eligible for conversion at a Conversion Rate equal to any new Reduced Purchase Price upon any subsequent Reduced Purchase Price Sale pursuant to the terms herein.

     7.   Mechanisms for Effecting Conversions.  Subject to the Corporation's
          ------------------------------------
rights of redemption in Section 5, the Preferred Stock holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series C Preferred Stock to be converted to the Corporation together with a written conversion notice (the "Conversion Notice") which shall specify the number of shares of Series C Preferred Stock, and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the first business day after the date that the Conversion Notice is transmitted to the Corporation by facsimile or the third business day after the Conversion Notice is mailed to the Corporation by first class US mail. If the holder is converting less than all shares of Series C Preferred Stock represented by the certificate(s) tendered by the holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall convert up to the number of shares of Series C Preferred Stock which is specified in the Conversion Notice and may be so converted and shall promptly deliver to such holder a certificate for such number of shares as have not been converted.

     8.   Delivery of Stock Certificates.
          ------------------------------

          (a) Subject to the terms and conditions of this Agreement, as soon as practicable after a request for conversion, the Corporation at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Series C Preferred Stock Holder, or as the Preferred Stock holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Preferred Stock holder shall be entitled on such conversion, together with any other stock or other securities or property (including cash, where applicable) to which the Preferred Stock holder is entitled upon such conversion in accordance with the provisions hereof.

          (b) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and in this
Section 8, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          (c) In lieu of any fractional shares to which the holder of the Series C Preferred Stock would otherwise be entitled, this Corporation shall pay cash equal to such fraction multiplied by the Fair Market Value of one share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     9.   Reservation of Stock Issuable Upon Conversion.  The Corporation shall
          ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of shares of Common Stock as shall be necessary to effect the conversion of the Series C Preferred Stock into Common Stock.

     10.  Replacement of Certificate.  Upon receipt of evidence reasonably
          --------------------------
satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Certificate and, in the case of any such loss, theft or destruction of the Certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender and cancellation of such Certificate, the Corporation at its expense will execute and deliver, in lieu thereof, a new Certificate of like tenor.

     11.  Vote to Change the Terms of Series C Preferred Stock; Preferred Rank.
          --------------------------------------------------------------------
The approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose (or the written consent without a meeting) of the holders of not less than a majority of the then outstanding shares of the Series C Preferred Stock shall be required (a) to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock, (b) to authorize the issuance of additional shares of Series C Preferred Stock, and (c) for the Corporation to authorize or issue additional or other capital stock that is of senior or equal rank to the Series C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation."





     IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his or her own knowledge, and the undersigned have executed this certificate at Novato, California as of the 31st day of March, 1998.


                                     /s/ Robert J. Doris
                                     ___________________________________________
                                     Robert J. Doris, President

                                     /s/ Mary C. Sauer
                                     ___________________________________________
                                     Mary C. Sauer, Secretary

                       EXHIBIT 3 - SCHEDULE OF EXCEPTIONS
                       ----------------------------------



At a meeting of the Board of Directors of Sonic Solutions (the "Board") which took place on March 3, 1998, the Board specifically authorized the repricing of all director options to the current stock price and gave the President of Sonic Solutions the authority to reprice any or all outstanding employee options to the current stock price at his discretion. As of the closing of this Agreement, an exact plan has not been implemented.

                   EXHIBIT B - REGISTRATION RIGHTS AGREEMENT
                   -----------------------------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 31, 1998, is made and entered into between Sonic Solutions, a California corporation (the "Company"), and Hambrecht & Quist Guaranty Finance, LLC, a California limited liability company (the "Investor").

     WHEREAS, the Company and Investor have entered into that certain Private Securities Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which the Company will issue to the Investor shares of its Series C Preferred Stock (the "Preferred Stock") convertible as described in the Certificate of Determination to Common Stock of the Company, no par value (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Subscription Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined below).

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms defined in the Subscription Agreement shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed below:

     "Act" means the Securities Act of 1933, as amended

     "Material Event" means the happening of any event during the period that the Registration Statement (described in Section 2 hereof) is required to be effective as a result of which, in the reasonable judgment of the Company, such Registration Statement or the related prospectus contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     "Registrable Securities" means all of the Common Stock and any other securities issued or issuable upon conversion of the Preferred Stock and any shares of capital stock issued or issuable with respect to such Common Stock or securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, regardless of any limitation on conversion of the Preferred Stock (together, the "Conversion Shares") until the earliest of (i) a Registration Statement under the Act covering the offering of such Conversion Shares has been declared effective by the SEC and such Conversion Shares have been disposed of pursuant to such effective Registration Statement, (ii) such Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Act ("Rule 144") are met, (iii) such Conversion Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Act.

     "Registration Statement" shall have the meaning set forth at Section
2.1(a).

     "Rule 144" means Rule 144 promulgated under the Act.

     "SEC" means the Securities and Exchange Commission.

                                  ARTICLE II

                              REGISTRATION RIGHTS

     SECTION 2.1.  FORM S-3 REGISTRATION STATEMENTS.

          (a)  Filing of Form S-3 Registration Statements.  Subject to the terms
               ------------------------------------------
and conditions of this Agreement, the Company shall file with the SEC no later than thirty (30) days following the date of this Agreement a registration statement on Form S-3 under the Act (the "Registration Statement") for the registration of the resale by the Investor of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or other similar transactions or (ii) by reason of changes in the Conversion Price of the Preferred Stock in accordance with the terms thereof.

          (b)  Effectiveness of Registration Statements.  The Registration
               ----------------------------------------
Statement shall be declared effective by the SEC by no later than sixty (60) days following the date of this Agreement, and shall remain in effect until the termination of this Agreement as provided in Section 5.1.

          (c) Notwithstanding anything to the contrary set forth herein, if the Company fails to timely file, obtain effectiveness or maintain effectiveness of the Registration Statement to be filed pursuant to Section 2.1(a) in accordance with the terms of this Agreement, the Investor shall have the following additional registration rights. If at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than (A) on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, or (B) in connection with the agreement between Kingsbridge Capital Limited and the Company dated as of December 31, 1997), the Company shall send to the Investor who is entitled to registration rights under this Section 2.1(c) written notice of such determination and, if within fifteen
(15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor's requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investor seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investor; provided, however, that the Company shall not exclude any Registrable
          --------  -------
Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving
                            --------  -------  -------
effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities to the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right of registration of Registrable Securities under this Section 2.1(c) shall be construed to limit any registration required under Section 2.1(a) hereof. If an offering in connection with which the Investor is entitled to registration under this Section 2.1(c) is an underwritten offering, then the Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          (d)  Deferral.  Notwithstanding the foregoing, if the Company shall
               --------
furnish to the Investor ten (10) days prior to the date by which a Registration Statement (or if the Company shall furnish to the Investor subsequent to the effectiveness of a Registration Statement) is required to be filed (or remain in effect), a certificate signed by the President of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that a Material Event necessitates the deferral of the filing of the Registration Statement or the temporary suspension of the effectiveness of the Registration Statement because it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect), the Company shall have the right to defer such filing (or suspend such effectiveness or use) for a period of not more than thirty (30) days beyond the date by which such Registration Statement was otherwise required to be filed (or required to remain in effect). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) and therefore essential to defer such filing (or suspend such effectiveness or use) and agrees to discontinue disposition of the Registrable Securities pursuant to any Registration Statement until the Company delivers copies of supplemented or amended prospectuses and the Registration Statement is declared effective. The Company may not utilize this right to defer the filing of a Registration Statement (or suspend its effectiveness or the use of the underlying prospectus) more than once in any twelve (12) month period.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

     SECTION 3.1. FILINGS; INFORMATION. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible but in no event later than the time period prescribed by Section 2.1(a), prepare and file with the SEC a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of disposition of such Registrable Securities), and use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise), and the Company will as expeditiously as possible prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by Section 2.1(b) and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

          (b) The Company will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investor and one firm of counsel representing the Investor, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by such parties, and thereafter furnish to the Investor and its counsel for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (c) After the filing of the Registration Statement, the Company will promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use reasonable best efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of their intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

          (e) The Company will promptly notify the Investor in writing upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related prospectus or documents so that, the Registration Statement and the related prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made; (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus; and
(vi) the declaration of the effectiveness of a Registration Statement (which notice of effectiveness shall be delivered to the Investor in writing within one
(1) business day of the Company being advised by the SEC of such effectiveness).

          (f) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor). The Investor understands that no sales of Shares may be underwritten and the Company is under no obligation to enter into an underwriting agreement

          (g) The Company will otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the

Registration Statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Act.

          (h) The Company will use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC.

          (i) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

          (j) The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investor, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investor, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by the Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that
                                                       --------  -------
each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor who has executed a confidentiality agreement as provided for herein) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information of such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector and the Investor shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.1(j). The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          The Company may require the Investor to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers, Inc. (the "NASD"). The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor' failure to timely provide such information. The Investor agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor' receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(e) hereof, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof), and (vii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of Investor counsel or of any special audit required by the Investor, such costs to be borne by the Investor.

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each person or entity, if any, who controls the Investor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, together with the partners, affiliates, officers, directors, employees and duly authorized agents of such Controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, judgment, fine, penalty, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency body, or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (collectively, "Damages"), joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any such Controlling person may become subject under the Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by the Investor expressly for use therein, and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling person for any legal and other expenses reasonably incurred by the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that (i) the Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Investor to the person asserting the claim from which such Damages arise, and (ii) the final prospectus was made available to the Investor and would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission upon which the claim is asserted and from which the Damages arise.

     SECTION 4.2. INDEMNIFICATION BY THE INVESTORS. The Investor severally and not jointly agree to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees and duly authorized agents and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, together with the partners, affiliates, officers, directors, employees and duly authorized agents of such Controlling Person (collectively, the "Controlling Person"), to the same extent as the foregoing indemnity from the Company to the Investor, but only with reference to information related to the Investor or its plan of distribution, furnished in writing by the Investor or on the Investor' behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its partners, affiliates, officers, directors, employees or duly authorized agents or any such Controlling Person or its partners, affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against the Investor, the Investor shall have the rights and duties given to the Company, and the Company or its partners, affiliates, officers, directors, employees or duly authorized agents, or such Controlling Person, or its partners, affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Investor by Section 4.1. Notwithstanding the foregoing, the Investor shall be liable under this Section 4.2 for only that amount of Damages as does not exceed the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. The Company shall be entitled to receive indemnities on customary terms from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity from whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party other than that liability arising under

Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not be liable for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent.

     SECTION 4.4.  CONTRIBUTION.  If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public pursuant to the Registration Statement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at the earlier of such time as
(i) no Registrable Securities are issuable or outstanding or (ii) all Registrable Securities may be resold without volume restriction under Rule 144(K) or a successor thereto; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

     SECTION 5.2. RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

     SECTION 5.3. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     SECTION 5.4. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of Preferred Stock or Conversion Shares, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.5. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION 5.6. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: SONIC SOLUTIONS, 101 Rowland Way, Novato, CA 94945; Attention:

Mr. A. Clay Leighton, Facsimile No. (415) 893-8008, with copies (which shall not constitute notice) to: Heller Ehrman White & McAuliffe, 2500 Sand Hill Road, Menlo Park, CA 94025-7063 Attention: August J. Moretti, Esq., Facsimile No.
(650) 234-4299; and (ii) if to the investor, to: HAMBRECHT & QUIST GUARANTY FINANCE, LLC, One Bush Street, San Francisco, CA 95104; Attention: Andrew W. Kahn, Facsimile No. (415) 439-3804. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

     SECTION 5.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions governing conflicts of laws thereof.

     SECTION 5.8. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     SECTION 5.9. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement which may be executed in multiple counterparts, each of which may be executed by less than all of the parties, shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     SECTION 5.10. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.11. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


HAMBRECHT & QUIST                            SONIC SOLUTIONS
GUARANTY FINANCE, LLC



By: /s/ Andrew W. Kahn                       By: /s/ Robert J. Doris
   ----------------------------                 --------------------------------
   Andrew W. Kahn                               Robert J. Doris
   Manager                                      President and Chief Executive
                                                Officer

                    EXHIBIT C - OPINION OF COMPANY'S COUNSEL
                    ----------------------------------------

               [Letterhead of Heller Ehrman White & McAuliffe]



                                 March 31, 1998


To Hambrecht & Quist Guaranty Finance, LLC
Private Securities Subscription Agreement dated as of March 31, 1998:

  We have acted as counsel to Sonic Solutions, a California corporation (the "Company"), in connection with the Private Securities Subscription Agreement for the sale of Series C Preferred Stock convertible for a total of 461,538 shares of Common Stock (the "Agreement"), and the Registration Rights Agreement (the "Rights Agreement") between the Company and you, each dated as of March 31, 1998, (collectively, the "Transactional Agreements"). This opinion is rendered to you pursuant to Section 7(v) of the Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement or, if the Agreement does not define them, in the Amended and Restated Articles of Incorporation of the Company.

                                     I.

  In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation, regulatory prohibitions, or failure to qualify to do business in the State of California). We have based our opinion upon our review of the following records, documents and instruments:

          (a) The Amended and Restated Articles of Incorporation of the Company certified by the California Secretary of State as of September 11, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Articles");

          (b) The Certificate of Determination of Series C Preferred Stock of the Company (Exhibit A of the Agreement), certified by the California Secretary of State as of March 31, 1998 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Certificate of Determination");

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 2


          (c) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Bylaws");

          (d) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and the shareholders of the Company relating to the transactions contemplated by the Transactional Agreements;

          (e)  The Agreement;

          (f)  The Rights Agreement;

          (g) A Certificate of Status-Domestic Corporation relating to the Company issued by the Secretary of State of the State of California dated March 19, 1998;

          (h) A letter from the Franchise Tax Board of the State of California dated March 19, 1998 stating that the Company is in good standing with that agency;

          (i) A Certificate of the President of the Company as to the material agreements, material instruments, judgments, and decrees to which the Company is a party or by which the Company's properties or assets are bound and as to certain factual matters (the "Officer's Certificate");

          (j) The agreements and instruments identified in the Officer's Certificate;

          (k) The stock records of the Company evidencing the outstanding capital stock of the Company and certified to us by an officer of the Company as being complete and correct; and

          (l) The stock certificates representing the shares being purchased by you (the "Shares").

  With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company under the laws of the State of California solely upon the documents enumerated in (g) and (h) above. In addition, we have, with your consent based our opinion expressed in paragraph 8 below regarding the capitalization of the Company solely upon our review of the records identified as items (d) and (k) above, (ii) assumed for the purpose of our opinion in paragraph 8 below that the certificates evidencing the Shares will be delivered in California, and (iii) relied upon the Officer's Certificate with respect to factual matters relevant to this opinion.

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 3


  In connection with our opinion relating to the agreements and instruments identified in the Officer's Certificate, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import, or
(iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the Transactional Agreements or any of the agreements and instruments identified in item (j) above is governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of California, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

  Where our opinion relates to our "knowledge", such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 7 below.

                                     II.

  We express no opinion as to: (i) the applicable choice of law rules that may affect the interpretation or enforcement of the Agreement, and (ii) any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

  This opinion is limited to the federal laws of the United States of America and the laws of the State of California. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.


                                    III.

  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California.

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 4


          2. The Company has all requisite corporate power and corporate authority to enter into and perform the Transactional Agreements, to own its properties, and to carry on its business as, to our knowledge, it is now conducted and proposed to be conducted as contemplated by the Transactional Agreements.

          3. Each of the Transactional Agreements has been duly authorized by all necessary corporate action on the part of the Company, its directors, and shareholders and has been duly executed and delivered on behalf of the Company.

          4. Each of the Transactional Agreements is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights, (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and (iii) to limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions of the Rights Agreement.

          5. No governmental consents, approvals, authorizations, registrations, declarations, or filings are required for the execution and delivery of the Transactional Agreements on behalf of the Company, including the issuance of the Shares, except (i) the filing of the Certificate of Determination in the Office of the Secretary of State of the State of California, which filing has been accomplished, and (ii) the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) for the offer and sale of the Shares (and the Common Stock issuable upon conversion) under applicable blue sky laws.

          6. Neither the execution and delivery of the Transactional Agreements on behalf of the Company nor the performance of the Transactional Agreements by the Company, including the issuance of the Shares (i) conflicts with any provision of the Articles or Bylaws, (ii) violates any law applicable to the Company, or
               (iii) results in a breach or violation of, or constitutes a default under, any term of any agreements, instruments, judgments, or decrees identified in the Officer's Certificate.

          7. To our knowledge, there are no pending or threatened actions, suits, proceedings, or governmental investigations against the Company.

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 5


          8. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Of the Preferred Stock, 165,448 shares are designated Series A Preferred Stock, 744,516 shares are designated Series B Preferred Stock, and 461,538 shares are designated Series C Preferred Stock. Immediately prior to the Closing, the stock records of the Company indicate that no shares of Series A Preferred Stock, no shares of Series B Preferred Stock, and no shares of Series C Preferred Stock were issued and outstanding.

          9. The Shares, when issued at the Closing in compliance with the Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and free of preemptive rights set forth in the Articles, Bylaws, or of which we have knowledge; provided,
                                                                --------
               however, that the Shares may be subject to restrictions on
               -------
               transfer under state and federal securities laws. Upon delivery by the Company to you of certificates for the Shares being sold by the Company and payment therefor as provided in the Agreement, you will own such Shares free and clear of any adverse claims, assuming that you are a protected purchaser within the meaning of
               Section 8303 of Article 8 of the California Uniform Commercial Code. The company has reserved 461,538 shares of Common Stock for issuance upon conversion of the Shares when issued in compliance with the provisions of the Articles and the Certificate of Determination, such will be validly issued, fully paid, and nonassessable; provided, however, that the Common Stock
                                        --------  -------
               issuable upon conversion of the Shares may be subject to restrictions on transfer under state and federal securities laws as set forth in the Agreement. Upon delivery by the Company to you of certificates for the Common Stock being issued by the Company and your tender of the certificate for the Shares being converted as provided in the Certificate of Determination, you will own such shares of Common Stock free and clear of any adverse claims, assuming that you are a protected purchaser within the meaning of Section 8303 of Article 8 of the California Uniform Commercial Code.

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 6


          10. Subject to the accuracy of your representations in Section 3 of the Agreement and the statement in the Officer's Certificate that the Company has not offered or sold Shares by means of advertising or public solicitation, the offer, sale, and issuance of the Shares (and the Common Stock issuable upon conversion thereof) in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

                                     IV.

  We further advise you that:

          A. As noted, the enforceability of the Transactional Agreements is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Transactional Agreements, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transactional Agreements and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture. In addition, the enforceability of the Transactional Agreements is subject to the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or clause of a contract that the court finds as a matter of law to have been unconscionable at the time it was made.

          B. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

          C. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

          D. Any provisions of the Transactional Agreements requiring that waivers must be in writing may not be binding or enforceable if a non-executory

                               [Letterhead of Heller Ehrman White & McAuliffe]


Hambrecht & Quist Guaranty Finance, LLC
March 31, 1998
Page 7


               oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

  This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.


                                  Very truly yours,


                                  Heller Ehrman White & McAuliffe